POWER OF ATTORNEY


	The undersigned hereby appoints the Chief
Executive Officer, Chief Financial Officer, Controller and Administrative Assistant to the Chief Executive Officer as attorneys-in-fact with full power of substitution, severally, to execute, in their respective names on behalf of the undersigned, any Form 4 required to be filed by the undersigned with the Securities and Exchange Commission ("SEC") and to file such Form 4 with the SEC.

	The undersigned has indicated its
instructions with respect to reviewing a draft of the Form 4 prior to its filing below:

	The undersigned does not require that the undersigned
review a draft of the Form 4 prior to its filing:  /s/ N.N. (initial if applicable)

	The undersigned does require that the undersigned review a draft of the Form 4 prior to its filing: ______________ (initial if applicable)

	The undersigned may revoke this Power of Attorney at any time by submitting a revocation in wiriting to the Chief Executive Officer of the Company.

	The undersigned consents to this Power of Attorney being filed with the SEC.

							    /s/ NEAL NIEUWENHUIS

Dated:  October 10, 2002